EXHIBIT 23.1

Consent of BDO Seidman, LLP

Consent of Independent Registered Public Accounting Firm

EDGAR Online, Inc.

Norwalk, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81966), Form S-3 (No. 333-41472) and Form S-8 (No. 333-60246) of EDGAR Online, Inc. of our report dated March 14, 2007, relating to the consolidated financial statements, and our reports dated March 14, 2007 relating to the financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York

March 14, 2007